UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2014

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2014, the stockholders of IXYS Corporation (“IXYS”) approved an increase of 350,000 shares under the Amended and Restated 1999 Employee Stock Purchase Plan (the “Plan”). A description of the terms of the Plan is set forth in the definitive proxy statement of IXYS filed with the Securities and Exchange Commission on July 24, 2014.

On August 28, 2014, the Compensation Committee of the Board of Directors of IXYS shifted $55,000 of the potential annual compensation of Nathan Zommer, the Chief Executive Officer of IXYS, from salary to the cash performance compensation program, at the request of Dr. Zommer. Dr. Zommer’s annual salary rate was reduced to $525,000 from a prior rate of $580,000 and his target and maximum amounts under the cash performance compensation program for fiscal 2015 were increased from $500,000 to $555,000 and from $750,000 to $805,000, respectively. The threshold amount of $290,000 was not changed and the performance objectives and their weighting, which will be used to determine the payout amount after the end of fiscal 2015, were not changed.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of IXYS was held on August 28, 2014.
The final results for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Each of the directors proposed by IXYS for election was elected by the following votes to serve until IXYS’s 2015 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes	Uncast
Donald L. Feucht	25,116,017	1,137,220	3,460,695	0
Samuel Kory	25,062,038	1,191,199	3,460,695	0
S. Joon Lee	25,111,469	1,141,768	3,460,695	0
Timothy Richardson	24,349,878	1,903,359	3,460,695	0
James M. Thorburn	26,014,126	239,111	3,460,695	0
Kenneth D. Wong	25,722,290	530,947	3,460,695	0
Nathan Zommer	25,205,546	1,047,691	3,460,695	0

The stockholders approved an increase of 350,000 shares under the Amended and Restated 1999 Employee Stock Purchase Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Uncast
25,635,714	598,620	18,903	3,460,695	0

The stockholders approved, on an advisory basis, the compensation of IXYS’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Uncast
25,743,901	353,922	155,414	3,460,695	0

The stockholder proposal was not voted on at the Annual Meeting, as a representative of the stockholder did not attend and present the proposal at the Annual Meeting, as required by Rule 14a-8(h) of the Securities and Exchange Commission.

The stockholders ratified the appointment of BDO USA, LLP as IXYS’s independent public registered accounting firm for IXYS’s fiscal year ending March 31, 2015. The voting results were as follows:

Votes For	Votes Against	Abstentions	Uncast
28,463,665	1,140,075	110,192	0

Item 8.01 Other Events.

On August 28, 2014, the Board of Directors of IXYS approved a quarterly cash dividend of $0.035 per share of common stock, payable on September 26, 2014 to shareholders of record on September 12, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

August 29, 2014	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: President